Exhibit 99.1

ESSA Provides an Update on its Clinical Collaboration with Janssen

South San Francisco, California and Vancouver, Canada, October 31, 2022 - ESSA Pharma Inc. ("ESSA", or the "Company") (NASDAQ: EPIX), a clinical-stage pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, today announced that Janssen Research and Development (“Janssen”) is suspending enrollment into the Phase 1 clinical study of EPI-7386 with apalutamide or EPI-7386 with abiraterone acetate plus prednisone in metastatic castration-resistant prostate cancer (“mCRPC”) patients as a result of operational recruitment challenges.

Before suspending enrollment, Janssen treated three mCRPC patients (pre-chemotherapy) with the combination of EPI-7386 and apalutamide or abiraterone acetate plus prednisone for up to four months of therapy. In all three patients, the combination of both investigational drug products was safe and well tolerated, and yielded sufficient exposures of each investigational drug product, indicative of pharmacological activity. Initial clinical activity was observed in some patients, with two of the three patients achieving a prostate-specific antigen (“PSA”) reduction of 90% (“PSA90”) within 12 weeks.

“While we are disappointed that Janssen will not be completing this study, we thank Janssen for the conduct of the study to date and the patients who participated in the study. We are encouraged by the favorable safety, pharmacokinetic, and initial clinical activity in these patients as these data further support the data generated in the EPI-7386 combination study with enzalutamide that ESSA is conducting. We are in discussions with Janssen to supply abiraterone acetate and apalutamide for an ESSA-sponsored combination study and expect to provide more details in the coming months,” said David Parkinson, Chief Executive Officer of ESSA.

About EPI-7386

EPI-7386 is an investigational, highly-selective, oral, small molecule inhibitor of the N-terminal domain of the androgen receptor. EPI-7386 is currently being studied in a Phase 1 clinical trial (NCT04421222) in men with castration-resistant prostate cancer (“CRPC”) whose tumors have progressed on standard-of-care therapies. The U.S. FDA has granted Fast Track designation to EPI-7386 for the treatment of adult male patients with mCRPC resistant to standard-of-care treatment. ESSA is also conducting a Phase 1/2 clinical trial (NCT05075577) of EPI-7386 in combination with enzalutamide in metastatic CRPC patients who have not yet been treated with second-generation antiandrogen therapies. ESSA retains all rights to EPI-7386 worldwide.

About ESSA Pharma Inc.

ESSA is a clinical-stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of patients with prostate cancer. For more information, please visit www.essapharma.comand follow us on Twitter under @ESSAPharma.

Forward-Looking Statement Disclaimer

This release contains certain information which, as presented, constitutes "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and/or applicable Canadian securities laws. Forward-looking information involves statements that relate to future events and often addresses expected future business and financial performance, containing words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions and includes, but is not limited to, statements regarding, the results of the initial clinical data, including the favorable pharmaceutical properties of EPI-7386, the potential clinical benefit of EPI-7386 in combination with approved second-generation antiandrogens, the fact that the combination of both investigational drug products could be pharmacologically active in patients and the potential for future ESSA-sponsored studies to evaluate EPI-7386 in combination with Janssen’s therapies.

Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of ESSA to control or predict, and which may cause ESSA's actual results, performance or achievements to be materially different from those expressed or implied thereby. Such statements reflect ESSA's current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by ESSA as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. In making forward looking statements, ESSA may make various material assumptions, including but not limited to (i) the accuracy of ESSA's financial projections; (ii) obtaining positive results of clinical trials; (iii) obtaining necessary regulatory approvals; and (iv) general business, market and economic conditions.

Forward-looking information is developed based on assumptions about such risks, uncertainties and other factors set out herein and in ESSA's Quarterly Report on Form 10-Q dated August 4, 2022 under the heading "Risk Factors", a copy of which is available on ESSA's profile on EDGAR at www.sec.gov and on the SEDAR website at www.sedar.com, and as otherwise disclosed from time to time on ESSA's EDGAR and SEDAR profiles. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date that statements are made and ESSA undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Company Contact Peter Virsik, Chief Operating Officer ESSA Pharma Inc. Contact: (778) 331-0962 Email: pvirsik@essapharma.com	Investor Relations Contact: Xuan Yang Solebury Strategic Communications Contact: (646) 378-2975 Email: xyang@soleburystrat.com

Media Contact: Zara Lockshin Solebury Strategic Communications Contact: (646) 378-2960 Email: zlockshin@soleburystrat.com